EXHIBIT 10.11

PROMISSORY NOTE

LOAN TERMS TABLE

Lender: KeyBank National Association, a national banking association, its successors and assigns
Loan No.: 10057878
Lender’s Address: 11501 Outlook, Suite 300, Overland Park, Kansas 66211
Lender’s Facsimile No.: 877-379-1625
Borrower: TNP SRT PORTFOLIO I, LLC, a Delaware limited liability company
Borrower’s Address: 1900 Main Street, Suite 700, Irvine, California 92614
Borrower’s Facsimile No.: (949) 252-0212
Property:	Real property located at (i) 14101, 14135 and 14177 Main Street, Hesperia, California in San Bernardino County, California and certain personal property; (ii) 14425 and 14485 Moreno Beach, Moreno Valley, California in Riverside County, California and certain personal property; (iii) 901 West Interstate Avenue, Bismarck, North Dakota in Burleigh County, North Dakota and certain personal property; and (iv) 3901 through 3999 E Grant Road, Tucson, Arizona in Pima County, Arizona and certain personal property

Closing Date: January 6, 2012
Original Principal Amount: $33,200,000.00
Maturity Date: February 1, 2017
Interest Rate: 5.93 percent (5.93%)
Initial Interest Payment Per Diem: $5,468.78
Monthly Debt Service Payment Amount: $197,559.10
Payment Date: March 1, 2012 and on the first day of each successive month thereafter
Financial Statement Reporting Deposit: $3,000.00
Extra FSRD: $200.00
Prepayment Consideration:
Note Year 1 through
March 1, 2014*	Closed to prepayment

March 2, 2014 through
November 1, 2016:	the greater of (i) 1% of the OPB at the time of prepayment or (ii) the Yield Maintenance Amount (hereinafter defined)

November 2, 2016 through the Maturity Date (“Open Prepayment Period”):	None.

* Note Year 1 begins on the Note Date.

1. Loan Amount and Rate. FOR VALUE RECEIVED, Borrower promises to pay to the order of Lender, the Original Principal Amount (or so much thereof as is outstanding from time to time, which is referred to herein as the “Outstanding Principal Balance” or “OPB”), with interest on the unpaid OPB from the date of disbursement of the Loan (as hereinafter defined) evidenced by this Promissory Note (“Note”) at the Interest Rate. Interest on the outstanding principal balance of the Loan shall be calculated by multiplying (a) the actual number of days elapsed in the relevant Accrual Period (hereinafter defined) by (b) a daily rate based on the Interest Rate and a three hundred sixty (360) day year by (c) the outstanding principal balance of the Loan. Borrower acknowledges that the calculation method for interest described herein results in a higher effective interest rate than the numeric Interest Rate and Borrower hereby agrees to this calculation method. The loan evidenced by this Note will sometimes hereinafter be called the “Loan.” The above Loan Terms Table (hereinafter referred to as the “Table”) is a part of the Note and all terms used in this Note that are defined in the Table shall have the meanings set forth therein. “Accrual Period” means the period commencing on and including the first (1st) day of each calendar month during the term of the Loan and ending on and including the final calendar date of such calendar month; however, the initial Accrual Period shall commence on and include the Closing Date and shall end on and include the final calendar date of the calendar month in which the Closing Date occurs.

2. Principal and Interest Payments. Payments of principal and interest shall be made as follows:

(a) On the date of disbursement of the Loan proceeds, an interest payment calculated by multiplying (i) the Initial Interest Payment Per Diem by (ii) the number of days from (and including) the date of the disbursement of the Loan proceeds through the last day of the calendar month in which the disbursement was made;

(b) On each Payment Date until the Maturity Date, a monthly payment equal to the Monthly Debt Service Payment Amount to be applied: (i) to the payment of interest computed at the Interest Rate; and (ii) the balance applied toward the reduction of the Outstanding Principal Balance; and

(c) If not sooner paid, the Outstanding Principal Balance, all unpaid interest thereon, and all other amounts owed to Lender pursuant to this Note or any other Loan Document (as hereinafter defined) or otherwise in connection with the Loan or the security for the Loan shall be due and payable on the Maturity Date.

3. Security for Note. This Note is secured by one or more first deeds of trust, mortgages, or deeds to secure debt (herein, individually and collectively, called the “Security Instrument”) encumbering the Property. This Note, the Security Instrument, that certain Loan Agreement between Borrower and Lender of even date herewith (the “Loan Agreement”) and all other documents and instruments existing now or after the date hereof that evidence, secure or otherwise relate to the Loan, including any assignments of leases and rents, other assignments, security agreements, financing statements, guaranties, indemnity agreements (including environmental indemnity agreements), letters of credit, or escrow/holdback or similar agreements or arrangements, together with all amendments, modifications, substitutions or replacements thereof, are sometimes herein collectively referred to as the “Loan Documents” or individually as a “Loan Document.” All amounts that are now or in the future become due and payable under this Note, the Security Instrument, or any other Loan Document, including any prepayment consideration and all applicable expenses, costs, charges, and fees, will be referred to herein as the “Debt.” The remedies of Lender as provided in this Note, any other Loan Document, or under applicable law shall be cumulative and concurrent, may be pursued singularly, successively, or together at the discretion of Lender, and may be exercised as often as the occurrence of an occasion for which Lender is entitled to a remedy under the Loan Documents or applicable law. The failure to exercise any right or remedy shall not be construed as a waiver or release of the right or remedy respecting the same or any subsequent default.

4. Financial Statement Reporting Deposit; Rebate of Deposit.

(a) Concurrently with the execution of this Note, Borrower has deposited with Lender the Financial Statement Reporting Deposit as stated in the Loan Terms Table, which shall be held by Lender throughout the term of the Loan as security for Borrower’s obligation to strictly comply with the financial reporting requirements set forth in the Loan Agreement. If Borrower shall have strictly complied with the financial reporting requirements set forth in the Loan Agreement and no Event of Default shall have occurred, the Financial Statement Reporting Deposit shall be refunded to Borrower upon payment in full of the Loan. If Borrower shall fail to strictly comply with the financial reporting requirements set forth in the Loan Agreement or if an Event of Default shall occur, (i) Lender shall be entitled to retain the Financial Statement Reporting Deposit for the purpose of compensating Lender for Lender’s added costs and expenses that occur as a result of Borrower’s failure to timely provide such information and that are difficult to predict in amount, and (ii) the provisions of Section 4(b) hereof with regard to the Extra FSRD shall immediately become effective and Borrower shall henceforth be required to pay Lender the constant monthly amount equal to the Extra FSRD as set forth in the Loan Terms Table. Lender and Borrower agree that Lender’s retention of the Financial Statement Reporting Deposit is not a fine or penalty, but is intended to be and shall be deemed to be reasonable compensation to Lender for increased costs and expenses that Lender will incur. The foregoing provisions shall not in any way limit Lender’s other rights and remedies under the Loan Documents or applicable law.

(b) If Borrower shall fail to strictly comply with the financial reporting requirements set forth in the Loan Agreement or if an Event of Default shall occur, Borrower shall immediately be required to pay Lender, in addition to and concurrently with each Monthly Debt Service Payment Amount, an amount equal to the Extra FSRD set forth in the Loan Terms Table. On the first day of the thirteenth (13th) month following the date on which the provisions of this Section 4(b) become effective (the “FSR Effective Date”), and on an annual basis thereafter during the term of this Note, Lender shall remit to Borrower a portion of the Extra FSRD then held by Lender in an amount equal to the aggregate amount of the Extra FSRD actually received by Lender during the twelve (12) month period ending upon the immediately prior annual anniversary of the FSR Effective Date (the “Annual Compliance Period”) provided that no Event of Default exists beyond any applicable cure period, including any failure by Borrower to strictly comply with the financial reporting requirements set forth in the Loan Agreement.

5. Payments. All amounts payable hereunder shall be payable in lawful money of the United States of America to Lender at Lender’s Address or such other place as the holder hereof may designate in writing, which may include at Lender’s option a requirement that payment be made by wire transfer of immediately available funds in accordance with wire transfer instructions provided by Lender. Each payment made hereunder shall be made in immediately available funds and must state the Borrower’s Loan Number. If any payment of principal or interest on this Note is due on a day other than a Business Day (as hereinafter defined), such payment shall be made on the next succeeding Business Day. Any payment on this Note received after 2:00 o’clock p.m. local time at the place then designated as the place for receipt of payments hereunder shall be deemed to have been made on the next succeeding Business Day. All amounts due under this Note shall be payable without set off, counterclaim, or any other deduction whatsoever. All payments from Borrower to Lender following the occurrence of an Event of Default shall be applied in such order and manner as Lender elects in reduction of costs, expenses, charges, disbursements and fees payable by Borrower hereunder or under any other Loan Document, in reduction of interest due on the Outstanding Principal Balance, or in reduction of the Outstanding Principal Balance. Lender may, without notice to Borrower or any other person, accept one or more partial payments of any sums due or past due hereunder from time to time while an Event of Default exists hereunder, after Lender accelerates the indebtedness evidenced hereby, and/or after Lender commences enforcement of its remedies under any Loan Document or applicable law, without thereby waiving any Event of Default, rescinding any acceleration, or waiving, delaying, or forbearing in the pursuit of any remedies under the Loan Documents. Lender may endorse and deposit any check or other instrument tendered in connection with such a partial payment without thereby giving effect to or being bound by any language purporting to make acceptance of such instrument an accord and satisfaction of the indebtedness evidenced hereby. As used herein, the term “Business Day” shall mean a day upon which commercial banks are not authorized or required by law to close in the city designated from time to time as the place for receipt of payments hereunder.

6. Late Charge. If any sum payable under this Note or any other Loan Document is not received by Lender by close of business on the fifth (5th) day after the date on which it was due, Borrower shall pay to Lender an amount (the “Late Charge”) equal to the lesser of (a) five percent (5%) of the full amount of such sum or (b) the maximum amount permitted by applicable law in order to help defray the expenses incurred by Lender in handling and processing such delinquent payment and to compensate Lender for the loss of the use of such delinquent payment. Any such Late Charge shall be secured by the Security Instrument and other Loan Documents. The collection of any Late Charge shall be in addition to, and shall not constitute a waiver of or limitation of, a default or Event of Default hereunder or a waiver of or limitation of any other rights or remedies that Lender may be entitled to under any Loan Document or applicable law.

7. Default Rate. Upon the occurrence of an Event of Default (including the failure of Borrower to make full payment on the Maturity Date), Lender shall be entitled to receive and Borrower shall pay interest on the Outstanding Principal Balance at the rate of five percent (5%) per annum above the Interest Rate (“Default Rate”) but in no event greater than the maximum rate permitted by applicable law. Interest shall accrue and be payable at the Default Rate from the occurrence of an Event of Default until all Events of Default have been waived in writing by Lender in its discretion. Such accrued interest shall be added to the Outstanding Principal Balance, and interest shall accrue thereon at the Default Rate until fully paid. Such accrued interest shall be secured by the Security Instrument and other Loan Documents. Borrower agrees that Lender’s right to collect interest at the Default Rate is given for the purpose of compensating

Lender at reasonable amounts for Lender’s added costs and expenses that occur as a result of Borrower’s default and that are difficult to predict in amount, such as increased general overhead, concentration of management resources on problem loans, and increased cost of funds. Lender and Borrower agree that Lender’s collection of interest at the Default Rate is not a fine or penalty, but is intended to be and shall be deemed to be reasonable compensation to Lender for increased costs and expenses that Lender will incur if there occurs an Event of Default hereunder. Collection of interest at the Default Rate shall not be construed as an agreement or privilege to extend the Maturity Date or to limit or impair any rights and remedies of Lender under any Loan Documents. If judgment is entered on this Note, interest shall continue to accrue post-judgment at the greater of (a) the Default Rate or (b) the applicable statutory judgment rate.

8. Origination, Administration, Enforcement, and Defense Expenses. Borrower shall pay Lender, on demand, all Administration and Enforcement Expenses (as hereinafter defined) now or hereafter incurred by Lender, together with interest thereon at the Default Rate, from the date paid or incurred by Lender until such fees and expenses are paid by Borrower, whether or not an Event of Default or Default then exists. Provided no Event of Default has occurred, fees and expenses related solely to origination and administration of the Loan shall be limited to reasonable fees and expenses, but charges of rating agencies, governmental entities or other third parties that are outside of the control of Lender shall not be subject to the reasonableness standard. For the purpose of this Note, “Administration and Enforcement Expenses” shall mean all fees and expenses incurred at any time or from time to time by Lender, including legal (whether for the purpose of advice, negotiation, documentation, defense, enforcement or otherwise), accounting, financial advisory, auditing, rating agency, appraisal, valuation, title or title insurance, engineering, environmental, collection agency, or other expert or consulting or similar services, in connection with: (a) the origination of the Loan, including the negotiation and preparation of the Loan Documents and any amendments or modifications of the Loan or the Loan Documents, whether or not consummated; (b) the administration, servicing or enforcement of the Loan or the Loan Documents, including any request for interpretation or modification of the Loan Documents or any matter related to the Loan or the servicing thereof (which shall include the consideration of any requests for consents, waivers, modifications, approvals, lease reviews or similar matters and any proposed transfer of the Property or any interest therein), (c) any litigation, contest, dispute, suit, arbitration, mediation, proceeding or action (whether instituted by or against Lender, including actions brought by or on behalf of Borrower or Borrower’s bankruptcy estate or any indemnitor or guarantor of the Loan or any other person) in any way relating to the Loan or the Loan Documents including in connection with any bankruptcy, reorganization, insolvency, or receivership proceeding; (d) any attempt to enforce any rights of Lender against Borrower or any other person that may be obligated to Lender by virtue of any Loan Document or otherwise whether or not litigation is commenced in pursuance of such rights; and (e) protection, enforcement against, or liquidation of the Property or any other collateral for the Loan, including any attempt to inspect, verify, preserve, restore, collect, sell, liquidate or otherwise dispose of or realize upon the Loan, the Property or any other collateral for the Loan. All Administration and Enforcement Expenses shall be additional Debt hereunder secured by the Property, and may be funded, if Lender so elects, by Lender paying the same to the appropriate persons and thus making an advance on Borrower’s behalf.

9. Prepayment.

(a) When Permitted. Except as set forth in this Section 9, Borrower shall not have the right to prepay all or any portion of the Debt at any time during the term of this Note. Except during any period of time for which the Loan Terms Table indicates that prepayment is prohibited, Borrower may prepay the Outstanding Principal Balance in whole but not in part if: (i) no Event of Default then exists and no event has occurred that with the passage of time, giving of notice, or modification or termination of the automatic stay of Section 362 of the United States Bankruptcy Code may become an Event of Default (“Default”); (ii) the notice of prepayment required hereby is timely received by Lender; and (iii) Borrower tenders with such prepayment (A) any applicable Prepayment Consideration, (B) interest accrued and unpaid on the amount being prepaid through and including the Prepayment Date (as hereinafter defined), (C) unless such prepayment is tendered on a Payment Date, an amount equal to the interest that would have accrued on the amount being prepaid for the full Accrual Period had the prepayment not been made, and (D) all Administration and Enforcement Expenses and other sums payable under any of the Loan Documents.

(b) Notice. Borrower shall give written notice to Lender specifying the date on which prepayment shall be made (the “Prepayment Date”). Lender must receive this notice not more than sixty (60) days and not less than (30) days prior to the Prepayment Date. If any such notice of prepayment is given, the entire Debt, including any applicable Prepayment Consideration, shall be due and payable on the Prepayment Date, unless an event shall occur outside of Borrower’s control that prevents repayment of the entire Debt. If such an event shall occur as determined by the Lender, the Note, Loan Agreement, Security Instrument and other Loan Documents shall continue in full force and effect as if the notice of prepayment had not been given.

(c) Prepayment Consideration. Lender shall not be obligated to accept any prepayment of the principal balance that is otherwise allowed under this Note unless it is accompanied by Prepayment Consideration as set forth in and computed in accordance with the Table and Section 9(d) hereof. In addition to Prepayment Consideration, Borrower shall pay all hedging and breakage costs of any kind and in any amount incurred by Lender due to any prepayment (including a Default Prepayment). Borrower acknowledges and recognizes that: (i) Lender has made the Loan to Borrower in reliance on, and the Loan has been originated for the purpose of selling the Loan in the secondary market to investors who will purchase the Loan or a direct or indirect interest therein in reliance on, the actual receipt over time of the stream of payments of principal and interest agreed to by Borrower herein; and (ii) Lender or any subsequent investor in the Loan will incur substantial additional costs and expenses in the event of a prepayment of the Loan; and (iii) the Prepayment Consideration is a bargained for consideration and not a penalty and the terms of the Loan are in various respects more favorable to Borrower than they would have been absent Borrower’s agreement to pay Prepayment Consideration as provided herein. Borrower agrees that Lender shall not, as a condition to receiving the Prepayment Consideration, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever. If Prepayment Consideration is due hereunder, Lender shall deliver to Borrower a statement setting forth the amount and determination of the Prepayment Consideration, and, provided that Lender shall have in good faith applied the formula described below, Borrower shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Lender on any day during the thirty (30) day period preceding the date of such prepayment.

(d) Yield Maintenance Amount. The “Yield Maintenance Amount” (as the term is used in the Table and elsewhere in this Note) shall mean the present value, as of the Prepayment Date, of the remaining scheduled payments of principal and interest from the Prepayment Date through the Maturity Date (including any balloon payment) determined by discounting such payments at the Discount Rate (hereinafter defined), less the amount of principal being prepaid. The term “Discount Rate” shall mean the rate that, when compounded monthly, is equivalent to the Treasury Rate (hereinafter defined) when compounded semi-annually. The term “Treasury Rate” shall mean the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the Prepayment Date, of U.S. Treasury constant maturities with maturity dates (one longer and one shorter) most nearly approximating the Maturity Date. (If Release H.15 is no longer published, Lender shall select a comparable publication to determine the Treasury Rate.)

(e) Mandatory Prepayments. On the next occurring Payment Date following the date on which Lender actually receives any Net Proceeds (as defined in the Loan Agreement), if Lender is not obligated to make such Net Proceeds available to Borrower for the Restoration (as defined in the Loan Agreement) of the Property or any part thereof or otherwise remit such Net Proceeds to Borrower pursuant to Section 6.4 of the Loan Agreement, Borrower authorizes Lender, at Lender’s option, to apply Net Proceeds as a prepayment of all or a portion of the outstanding principal balance of the Loan together with accrued interest on the portion of the principal balance of the Loan prepaid and any other sums due hereunder in an amount equal to one hundred percent (100%) of such Net Proceeds; provided, however, if an Event of Default has occurred and is continuing, Lender may apply such Net Proceeds to the Debt (until paid in full) in any order or priority in its discretion. Other than following an Event of Default, no yield maintenance premium or other premium shall be due in connection with any prepayment made pursuant to this Section 9(e). Any such partial prepayments shall reduce the Outstanding Principal Balance, but shall not reduce the Monthly Debt Service Payment Amount.

(f) Default Prepayment. If a Default Prepayment (as hereinafter defined) occurs, such Default Prepayment shall be deemed to be a voluntary prepayment under this Note and in such case the applicable Prepayment Consideration shall be due and payable to Lender in connection with such Default Prepayment (unless Lender voluntarily and expressly waives in writing the right to collect such Prepayment Consideration), provided, further, that if no applicable Prepayment Consideration is specified in the Loan Terms Table, the Yield Maintenance Amount shall be due and payable to Lender in connection with such Default Prepayment. The term “Default Prepayment” shall mean a prepayment of any portion of the principal amount of this Note made after occurrence of a Default or an Event of Default under any circumstances including a prepayment in connection with (i) reinstatement of the Security Instrument provided by statute under foreclosure proceedings or exercise of power of sale, (ii) any statutory right of redemption exercised by Borrower or any other party having a statutory right to redeem or prevent foreclosure or power of sale, (iii) any sale in foreclosure or under exercise of a power of sale or otherwise (including pursuant to a credit bid made by Lender in connection with such sale), (iv) any other collection action by Lender, or (v) exercise by any governmental authority of any civil or criminal forfeiture action with respect to any of the collateral for the Loan. Prepayment Consideration shall be due and payable upon acceleration of the Loan in accordance with the terms of this Note, and the Prepayment Date, for the purpose of computing the applicable Prepayment Consideration for a Default Prepayment, shall be the date of acceleration (automatic or otherwise) of the Debt in accordance with the terms of this Note. Exchange of this Note for a different instrument or modification of the terms of this Note, including classification and treatment of Lender’s claim (other than non-impairment under Section 1124 of the United States Bankruptcy Code or any successor provision) pursuant to a plan of reorganization in bankruptcy shall also be deemed to be a Default Prepayment hereunder. The Prepayment Consideration shall be secured by all security and collateral for the Loan and shall, after it becomes due and payable, be treated as if it were added to the Outstanding Principal Balance for all purposes including accrual of interest, judgment on the Note, and foreclosure (whether through power of sale, judicial proceeding or otherwise) (“Foreclosure Sale”), redemption, and bankruptcy (including pursuant to Section 506 of the United States Bankruptcy Code or any successor provision); without limiting the generality of the foregoing, it is understood and agreed that the Prepayment Consideration may be added to Lender’s bid at any Foreclosure Sale. Nothing contained herein shall be deemed to be a waiver by Lender of any right it may have to require specific performance of any obligation of Borrower hereunder including to make payments hereunder strictly according to the terms hereof.

10. Maximum Rate Permitted by Law. All agreements in this Note and all other Loan Documents are expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount agreed to be paid hereunder for the use, forbearance, or detention of money exceed the highest lawful rate permitted under applicable usury laws. If, from any circumstance whatsoever, fulfillment of any provision of this Note or any other Loan Document at the time performance of such provision shall be due shall involve exceeding any usury limit prescribed by law that a court of competent jurisdiction may deem applicable hereto, then, ipso facto, the obligations to be fulfilled shall be reduced to allow compliance with such limit, and if, from any circumstance whatsoever, Lender shall ever receive as interest an amount that would exceed the highest lawful rate, the receipt of such excess shall be deemed a mistake and shall be canceled automatically or, if theretofore paid, such excess shall be credited against the principal amount of the indebtedness evidenced hereby to which the same may lawfully be credited, and any portion of such excess not capable of being so credited shall be refunded immediately to Borrower.

11. Events of Default; Acceleration of Amount Due. Lender may in its discretion, without notice to Borrower, declare the entire Debt, including the Outstanding Principal Balance, all accrued interest, all costs, expenses, charges and fees payable under any Loan Document, and prepayment consideration immediately due and payable, and Lender shall have all remedies available to it at law or equity for collection of the amounts due, if any of the following (the “Events of Default”) occurs:

(a) Borrower fails to pay any portion of the Debt when due; or

(b) an “Event of Default” (as defined in the Loan Agreement or in any other Loan Document) occurs under the Loan Agreement or any other Loan Document that has continued beyond any applicable cure period therefor.

12. Time of Essence. Time is of the essence with regard to each provision contained in this Note.

13. Transfer and Assignment. This Note may be freely transferred and assigned by Lender. Borrower’s right to transfer its rights and obligations with respect to the Debt, and to be released from liability under this Note, shall be governed by the Loan Agreement.

14. Authority of Persons Executing Note. Borrower warrants and represents that the persons or officers who are executing this Note and the other Loan Documents on behalf of Borrower have full right, power and authority to do so, and that this Note and the other Loan Documents constitute valid and binding documents, enforceable against Borrower in accordance with their terms, and that no other person, entity, or party is required to sign, approve, or consent to, this Note.

15. Severability. The terms of this Note are severable, and should any provision be declared by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions shall, at the option of Lender, remain in full force and effect and shall in no way be impaired.

16. Borrower’s Waivers. Borrower and all others liable hereon hereby waive presentation for payment, demand, notice of dishonor, protest, and notice of protest, notice of intent to accelerate, and notice of acceleration, stay of execution and all other suretyship defenses to payment generally. No release of any security held for the payment of this Note, or extension of any time periods for any payments due hereunder, or release of collateral that may be granted by Lender from time to time, and no alteration, amendment or waiver of any provision of this Note or of any of the other Loan Documents, shall modify, waive, extend, change, discharge, terminate or affect the liability of Borrower and any others that may at any time be liable for the payment of this Note or the performance of any covenants contained in any of the Loan Documents.

17. Governing Law. LENDER HAS OFFICES IN THE STATE OF NEW YORK AND THE PROCEEDS OF THE LOAN DELIVERED PURSUANT HERETO WERE DISBURSED FROM THE STATE OF NEW YORK (“GOVERNING STATE”), WHICH STATE THE PARTIES AGREE HAS A SUBSTANTIAL RELATIONSHIP TO THE PARTIES AND TO THE UNDERLYING TRANSACTION EMBODIED HEREBY, AND IN ALL RESPECTS, INCLUDING, WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE (WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS) AND ANY APPLICABLE LAW OF THE UNITED

STATES OF AMERICA, EXCEPT THAT AT ALL TIMES THE PROVISIONS FOR THE CREATION, PERFECTION, AND ENFORCEMENT OF THE LIEN AND SECURITY INTEREST CREATED PURSUANT HERETO AND PURSUANT TO THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAW OF THE STATE IN WHICH THE PROPERTY IS LOCATED, IT BEING UNDERSTOOD THAT, TO THE FULLEST EXTENT PERMITTED BY THE LAW OF SUCH STATE, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE CONSTRUCTION, VALIDITY AND ENFORCEABILITY OF ALL LOAN DOCUMENTS AND ALL OF THE OBLIGATIONS ARISING HEREUNDER OR THEREUNDER. TO THE FULLEST EXTENT PERMITTED BY LAW, BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO ASSERT THAT THE LAW OF ANY OTHER JURISDICTION GOVERNS THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AND THIS AGREEMENT, THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

18. JURISDICTION AND VENUE. ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST LENDER OR BORROWER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS (“ACTION”) MAY AT LENDER’S OPTION BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE CITY OF NEW YORK, COUNTY OF NEW YORK, PURSUANT TO SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND BORROWER WAIVES ANY OBJECTIONS WHICH IT MAY NOW OR HEREAFTER HAVE BASED ON VENUE AND/OR FORUM NON CONVENIENS OF ANY SUCH ACTION, AND BORROWER HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY SUCH COURT IN ANY ACTION. BORROWER DOES HEREBY DESIGNATE AND APPOINT:

RICHARD L. YELLEN & ASSOCIATES, LLP

111 BROADWAY, 11TH FLOOR

NEW YORK, NEW YORK 10006

PH (212) 404-6988

FX (212) 404-7857

AS ITS AUTHORIZED AGENT TO ACCEPT AND ACKNOWLEDGE ON ITS BEHALF SERVICE OF ANY AND ALL PROCESS WHICH MAY BE SERVED IN ANY SUCH ACTION IN ANY FEDERAL OR STATE COURT IN NEW YORK, NEW YORK, AND AGREES THAT SERVICE OF PROCESS UPON SAID AGENT AT SAID ADDRESS AND WRITTEN NOTICE OF SAID SERVICE MAILED OR DELIVERED TO BORROWER IN THE MANNER PROVIDED HEREIN SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON BORROWER IN ANY SUCH ACTION IN THE STATE OF NEW YORK. BORROWER (I) SHALL GIVE PROMPT NOTICE TO LENDER OF ANY CHANGED ADDRESS OF ITS AUTHORIZED AGENT HEREUNDER, (II) MAY AT ANY TIME AND FROM TIME

TO TIME DESIGNATE A SUBSTITUTE AUTHORIZED AGENT WITH AN OFFICE IN NEW YORK, NEW YORK (WHICH SUBSTITUTE AGENT AND OFFICE SHALL BE DESIGNATED AS THE PERSON AND ADDRESS FOR SERVICE OF PROCESS), AND (III) SHALL PROMPTLY DESIGNATE SUCH A SUBSTITUTE IF ITS AUTHORIZED AGENT CEASES TO HAVE AN OFFICE IN NEW YORK, NEW YORK OR IS DISSOLVED WITHOUT LEAVING A SUCCESSOR.

19. Notices. All notices, consents, approvals and requests required or permitted hereunder or under any other Loan Document shall be given in writing and shall be effective for all purposes if hand delivered or sent by (a) certified or registered United States mail, postage prepaid, return receipt requested or (b) expedited prepaid delivery service, either commercial or United States Postal Service, with proof of attempted delivery, or (c) by telecopier (with answer back acknowledged) and with a second copy to be sent to the intended recipient by an other means permitted under this Section, addressed as follows (or at such other address and Person as shall be designated from time to time by any party hereto, as the case may be, in a written notice to the other parties hereto in the manner provided for in this Section):

If to Lender:	KeyBank National Association
11501 Outlook, Suite 300
Overland Park, Kansas 66211
Facsimile No.: 877-379-1625
Attention: Loan Servicing

with a copy to:	Daniel Flanigan, Esq.
Polsinelli Shughart PC
700 W. 47th Street, Suite 1000
Kansas City, Missouri 64112
Facsimile No.: (816) 753-1536

If to Borrower:	c/o Thompson National Properties, LLC
1900 Main Street, Suite 700
Irvine, California 92614
Attention: Christopher Lal
Facsimile No.: (949) 252-0212

With a copy to:	Kaplan Voekler Cunningham & Frank PLC
7 East 2nd Street
Richmond, Virginia 23218-2470
Attention: Thomas Voekler
Facsimile No.: (804) 525-1794

A notice shall be deemed to have been given: in the case of hand delivery, at the time of delivery; in the case of registered or certified mail, when delivered or the first attempted delivery on a Business Day; or in the case of expedited prepaid delivery, upon the first attempted delivery on a Business Day; or in the case of telecopy, upon sender’s receipt of a machine-generated confirmation of successful transmission after advice by telephone to recipient that a telecopy notice is forthcoming.

20. Avoidance of Debt Payments. To the extent that any payment to Lender and/or any payment or proceeds of any collateral received by Lender in reduction of the Debt is subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, to Borrower (or Borrower’s successor) as a debtor in possession, or to a receiver, creditor, or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then the portion of the Debt intended to have been satisfied by such payment or proceeds shall remain due and payable hereunder, be evidenced by this Note, and shall continue in full force and effect as if such payment or proceeds had never been received by Lender whether or not this Note has been marked “paid” or otherwise cancelled or satisfied and/or has been delivered to Borrower, and in such event Borrower shall be immediately obligated to return the original Note to Lender and any marking of “paid” or other similar marking shall be of no force and effect.

21. Nonrecourse.

(a) Subject to the qualifications below, Lender shall not enforce the liability and obligation of Borrower to perform and observe the obligations contained in this Note, the Loan Agreement, the Security Instrument or the other Loan Documents by any action or proceeding wherein a money judgment shall be sought against Borrower, except that Lender may bring a foreclosure action, an action for specific performance or any other appropriate action or proceeding to enable Lender to enforce and realize upon its interest under this Note, the Loan Agreement, the Security Instrument and the other Loan Documents, or in the Property, the Rents, or any other collateral given to Lender pursuant to the Loan Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against Borrower only to the extent of Borrower’s interest in the Property (as defined in the Loan Agreement), in the Rents (as defined in the Loan Agreement) and in any other collateral given to Lender, and Lender, by accepting this Note, the Loan Agreement, the Security Instrument and the other Loan Documents, agrees that it shall not sue for, seek or demand any deficiency judgment against Borrower in any such action or proceeding under or by reason of or under or in connection with this Note, the Loan Agreement, the Security Instrument or the other Loan Documents. The provisions of this Section shall not, however, (i) constitute a waiver, release or impairment of any obligation evidenced or secured by any of the Loan Documents; (ii) impair the right of Lender to name Borrower as a party defendant in any action or suit for foreclosure and sale under the Security Instrument; (iii) affect the validity or enforceability of or any guaranty made in connection with the Loan or any of the rights and remedies of Lender thereunder; (iv) impair the right of Lender to obtain the appointment of a receiver; (v) impair the enforcement of any assignment of leases contained in the Security Instrument; or (vi) constitute a prohibition against Lender to seek a deficiency judgment against Borrower in order to fully realize the security granted by the Security Instrument or to commence any other appropriate action or proceeding in order for Lender to exercise its remedies against the Property.

(b) Nothing contained herein shall in any manner or way release, affect or impair the right of Lender to recover, and Borrower shall be fully and personally liable and subject to legal action, for any loss, cost, expense, damage, claim or other obligation (including reasonable attorneys’ fees and court costs) incurred or suffered by Lender arising out of or in connection with the following:

(i) fraud or willful misrepresentation by Borrower or any of its affiliates, any guarantor or any indemnitor or any agent, employee or other person with actual or apparent authority to make statements or representations on behalf of Borrower, any affiliate of Borrower, any guarantor or any indemnitor in connection with the Loan (“apparent authority” meaning such authority as the principal knowingly or negligently permits the agent to assume, or which he holds the agent out as possessing);

(ii) the gross negligence or willful misconduct of Borrower, any guarantor, any indemnitor, or any affiliate, agent, or employee of the foregoing;

(iii) material physical waste of the Property (or any portion thereof);

(iv) the removal or disposal of any portion of the Property in violation of the terms of the Loan Documents;

(v) the misapplication, misappropriation, or conversion by Borrower, any of its affiliates, any guarantor or any indemnitor of (A) any Insurance Proceeds (as defined in the Loan Agreement) paid by reason of any loss, damage or destruction to the Property (or any portion thereof), (B) any Awards (as defined in the Loan Agreement) received in connection with a Condemnation (as defined in the Loan Agreement) of all or a portion of the Property, (C) any Rents or other Property income or collateral proceeds, or (D) any Rents paid more than one month in advance (including, but not limited to, security deposits);

(vi) following the occurrence of an Event of Default, the failure to either apply rents or other Property income, whether collected before or after such Event of Default, to the ordinary, customary, and necessary expenses of operating the Property or, upon demand, to deliver such rents or other Property income to Lender;

(vii) failure to maintain insurance or to pay taxes and assessments, or to pay charges for labor or materials or other charges or judgments that can create Liens on any portion of the Property (unless Lender is escrowing funds therefor and fails to make such payments or has taken possession of the Property following an Event of Default, has received all Rents from the Property applicable to the period for which such insurance, taxes or other items are due, and thereafter fails to make such payments);

(viii) any security deposits, advance deposits or any other deposits collected with respect to the Property (or any portion thereof) which are not delivered to Lender upon a foreclosure of the Property (or any portion thereof) or action in lieu thereof, except to the extent any such security deposits were applied in accordance with the terms and conditions of any of the leases prior to the occurrence of the Event of Default that gave rise to such foreclosure or action in lieu thereof;

(ix) the breach of the representation by Borrower that on the Closing Date, the Property and all improvements at the Property were in material compliance with applicable laws; or

(x) any failure by Borrower to comply with any of the representations, warranties, or covenants set forth in Sections 4.1.37 or 5.1.19 of the Loan Agreement.

(c) Notwithstanding anything to the contrary in this Note, the Loan Agreement or any of the other Loan Documents,

(i) Borrower and any general partner of Borrower shall be personally liable for the Debt if (A) Borrower fails to obtain Lender’s prior written consent to any Transfer (as defined in the Loan Agreement) as required by the Loan Agreement or the Security Instrument; (B) Borrower fails to obtain Lender’s prior written consent to any Indebtedness (as defined in the Loan Agreement) or voluntary Lien (as defined in the Loan Agreement) encumbering the Property (or any portion thereof); (C) Borrower shall at any time hereafter make an assignment for the benefit of its creditors; (D) Borrower fails to permit on-site inspections of any Individual Property, fails to maintain its status as a Special Purpose Entity (as defined in the Loan Agreement) or comply with any representation, warranty or covenant set forth in Section 4.1.30 of the Loan Agreement or fails to appoint a new property manager upon the request of Lender as permitted under the Loan Agreement, each as required by, and in accordance with, the terms and provisions of the Loan Agreement or the Security Instrument; (E) Borrower admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; (F) Borrower fails to make the first full monthly payment of principal and interest on or before the first Payment Date; (G) Borrower files, consents to, or acquiesces in a petition for bankruptcy, insolvency, dissolution or liquidation under the Bankruptcy Code or any other Federal or State bankruptcy or insolvency law, or there is a filing of an involuntary petition against Borrower under the Bankruptcy Code or any other Federal or state bankruptcy or insolvency law in which Borrower or Guarantor colludes with, or otherwise assists any party in connection with such filing, or solicits or causes to be solicited petitioning creditors for any involuntary petition against Borrower from any party; or (H) the Property or any part thereof shall at any time hereafter become property of the estate or an asset in (1) a voluntary bankruptcy, insolvency, receivership, liquidation, winding up, or other similar type of proceeding, or (2) an involuntary bankruptcy or insolvency proceeding (other than one filed by Lender) that is not dismissed within sixty (60) days of filing.

(d) Nothing herein shall be deemed to constitute a waiver by Lender of any right Lender may have under Sections 506(a), 506(b), 1111(b) or any other provision of the Bankruptcy Code to file a claim for the full amount of the Debt or to require that all collateral shall continue to secure all of the Debt.

22. Miscellaneous. Neither this Note nor any of the terms hereof, including the provisions of this Section, may be terminated, amended, supplemented, waived or modified orally, but only by an instrument in writing executed by the party against which enforcement of the termination, amendment, supplement, waiver or modification is sought, and the parties hereby: (a) expressly agree that it shall not be reasonable for any of them to rely on any alleged, non-written amendment to this Note; (b) irrevocably waive any and all right to enforce any alleged, non-written amendment to this Note; and (c) expressly agree that it shall be beyond the scope of authority (apparent or otherwise) for any of their respective agents to agree to any non-

written modification of this Note. This Note may be executed in several counterparts, each of which counterpart shall be deemed an original instrument and all of which together shall constitute a single Note. The failure of any party hereto to execute this Note, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. If Borrower consists of more than one person or entity, then the obligations and liabilities of each person or entity shall be joint and several and in such case, the term “Borrower” shall mean individually and collectively, jointly and severally, each Borrower. As used in this Note, (i) the terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to,” (ii) any pronoun used herein shall be deemed to cover all genders, and words importing the singular number shall mean and include the plural number, and vice versa, (iii) all captions to the Sections hereof are used for convenience and reference only and in no way define, limit or describe the scope or intent of, or in any way affect, this Note, (iv) no inference in favor of, or against, Lender or Borrower shall be drawn from the fact that such party has drafted any portion hereof or any other Loan Document, (v) the words “Lender” and “Borrower” shall include their respective successors (including, in the case of Borrower, any subsequent owner or owners of the Property or any part thereof or any interest therein and Borrower in its capacity as debtor-in-possession after the commencement of any bankruptcy proceeding), assigns, heirs, personal representatives, executors and administrators, (vi) the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or,” (vii) the words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Note refer to this Note as a whole and not to any particular provision or section of this Note, (viii) an Event of Default shall “continue” or be “continuing” until such Event of Default has been waived in writing by Lender, (ix) in the computation of periods of time from a specified date to a later date, the word “from and including” and the words “to” and “until” each means “to but excluding”; and (x) references to “the Property or any portion thereof” and words of similar import shall be deemed to refer, as applicable, to any portion of the Property taken as a whole (including any Individual Property) and any portion of any Individual Property. Wherever Lender’s judgment, consent, approval or discretion is required under this Note or Lender shall have an option, election, or right of determination or any other power to decide any other matter relating to the terms of this Note, including any right to determine that something is satisfactory or not (“Decision Power”), such Decision Power shall be exercised in the sole and absolute discretion of Lender except as may be otherwise expressly and specifically provided herein. Such Decision Power and each other power granted to Lender upon this Note or any other Loan Document may be exercised by Lender or by any authorized agent of Lender (including any servicer and/or attorney-in-fact), and Borrower hereby expressly agrees to recognize the exercise of such Decision Power by such authorized agent. In the event of a conflict between or among the terms, covenants, conditions or provisions of the Loan Documents, the term(s), covenant(s), condition(s) and/or provision(s) that Lender may elect to enforce from time to time so as to enlarge the interest of Lender in its security, afford Lender the maximum financial benefits or security for the Debt, and/or provide Lender the maximum assurance of payment of the Debt in full shall control. Capitalized terms used herein shall, unless otherwise defined herein, have the meanings set forth in the Loan Agreement. BORROWER ACKNOWLEDGES AND AGREES THAT IT HAS BEEN PROVIDED WITH SUFFICIENT AND NECESSARY TIME AND OPPORTUNITY TO REVIEW THE TERMS OF THIS NOTE, THE SECURITY INSTRUMENT, AND EACH OF THE LOAN DOCUMENTS, WITH ANY AND ALL COUNSEL IT DEEMS APPROPRIATE, AND THAT NO INFERENCE IN FAVOR OF, OR

AGAINST, LENDER OR BORROWER SHALL BE DRAWN FROM THE FACT THAT EITHER SUCH PARTY HAS DRAFTED ANY PORTION HEREOF, OR THE SECURITY INSTRUMENT, OR ANY OF THE LOAN DOCUMENTS.

23. Waiver of Counterclaim and Jury Trial. BORROWER HEREBY KNOWINGLY WAIVES THE RIGHT TO ASSERT ANY COUNTERCLAIM, OTHER THAN A COMPULSORY COUNTERCLAIM, IN ANY ACTION OR PROCEEDING BROUGHT AGAINST BORROWER BY LENDER OR ITS AGENTS. ADDITIONALLY, TO THE EXTENT NOW OR HEREAFTER PERMITTED BY APPLICABLE LAW, BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON THE LOAN OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THE LOAN, THIS NOTE, THE SECURITY INSTRUMENT, OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF BORROWER OR LENDER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER’S MAKING OF THE LOAN.

24. Local Law Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Note (other than the terms and conditions of Section 25), the terms and conditions of this Section shall be binding.

24.1 Usury. In the event and only in the event that the applicable law as to the enforcement of this Note for usury purposes is held to be the law of the State of Arizona, all loan origination, standby, commitment and other fees, including attorneys’ fees and any commissions or fees paid or to be paid to brokers, prepayment premiums, additional interest, charges, points, goods, things in action or any other sums or things of value, including any compensating balance requirements or other contractual obligations (collectively referred to as the “Additional Sums”) paid or payable by Borrower, whether pursuant to this Note or otherwise with respect to the Debt, or with respect to any other Loan Documents, that under the laws of the State of Arizona may be deemed to be interest with respect to the Debt shall, for the purpose of any laws of the State of Arizona that may limit the maximum amount of interest to be charged with respect to the Debt, be payable by Borrower as, and shall be deemed to be, additional interest for such purposes only, and Borrower agrees that the contracted for rate of interest shall be the sum of the Interest Rate set forth in the Loan Terms Table of this Note or the Default Rate, as applicable, plus the interest rate resulting from the Additional Sums being considered as interest.

25. Additional Provisions. In the event of any inconsistencies between the terms and conditions of this Section and any other terms and conditions of this Note, the terms and conditions of this Section shall be binding.

25.1 Partial Prepayment. The following provisions are added to the end of Section 9(a):

“Notwithstanding the foregoing, if a Partial Release occurs under the Loan Agreement, the Release Amount (as defined therein) shall be applied in prepayment of the Outstanding Principal Balance of this Note (a “Partial Prepayment”), and such

Partial Prepayment will be accompanied by all accrued interest thereon and the Yield Maintenance Amount due thereon. The date of such Partial Prepayment shall be the “Partial Prepayment Date” and for purposes of the calculation of the Yield Maintenance Amount, shall be the “Prepayment Date”.

Borrower acknowledges that the Yield Maintenance Amount is a bargained for consideration and not a penalty, and Borrower recognizes that Lender will incur substantial additional costs and expenses upon the occurrence of a Partial Release and that the Yield Maintenance Amount compensates Lender for such costs and expenses and the loss of Lender’s investment opportunity for the principal amount being prepaid during the period from the Partial Prepayment Date until the Maturity Date. Borrower agrees that Lender shall not, as a condition to receiving any Yield Maintenance Amount, be obligated to actually reinvest the amount prepaid in any treasury obligation or in any other manner whatsoever.”

25.2 Nonrecourse. Section 21(b)(x) is hereby modified by deleting “.” from the end thereof and substituting “; or” therefor.

The following is hereby added as Section 21(b)(xi): “any failure by Borrower to pay the Northgate Condemnation Deficiency (as defined in the Loan Agreement) to Lender.”

The second line of Section 21(c)(i)(D) is hereby modified by inserting “during ordinary business hours following any notice that may be required under the Loan Agreement” between “Property” and “, fails”.

[Remainder of Page Intentionally Left Blank]

Intending to be fully bound, Borrower has executed this Note effective as of the day and year first above written.

Borrower:	TNP SRT PORTFOLIO I, LLC,
a Delaware limited liability company

	By:	TNP Strategic Retail Trust Operating
Partnership, LP, its Member

		By:	TNP Strategic Retail Trust, Inc.,
its General Partner

			By:	/s/ James Wolford
Name: James Wolford
Title: CFO

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